Independent Auditors' Consent



To the Shareholders and Board of Trustees of the Smith Barney Adjustable Rate Government Income Fund:

We consent to the use of our report dated July 14, 1997, with respect to the Smith Barney Adjustable Rate Government Income Fund, incorporated herein by reference, and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and Counsel and Auditors" in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
September 26, 1997